Exhibit 99.1

Catalyst Pharmaceuticals and KYE Pharmaceuticals Announce a Second Favorable Canadian Federal Court Ruling Setting Aside Approval of Ruzurgi®

CORAL GABLES, Fla., March 11, 2022— Catalyst Pharmaceuticals, Inc. (“Catalyst”) (Nasdaq: CPRX), a commercial-stage, patient-centric biopharmaceutical company focused on in-licensing, developing, and commercializing novel high-quality medicines for patients living with rare diseases and KYE Pharmaceuticals Inc. (“KYE”), a private company focused on bringing medications that fulfill clinically significant and unmet needs to the Canadian market, today announced receipt of a favorable decision from the Federal Court of Canada (“Court”) setting aside for the second time the decision of Canada’s national healthcare regulatory agency, Health Canada, to approve Ruzurgi® (amifampridine) for Lambert-Eaton Myasthenic Syndrome (“LEMS”) patients.

This decision sets aside the Notice of Compliance (“NOC”) issued by Health Canada for Ruzurgi due to the inclusion of data developed for FIRDAPSE®, which is protected from such use due to FIRDAPSE’s status as an Innovative Drug in Canada. Drugs that qualify as Innovative Drugs are protected by regulation from other parties using that data as part of their submissions seeking an NOC for eight years from approval of the Innovative Drug. The Court determined that the Minister’s approach to evaluating whether FIRDAPSE data deserved such protection was legally flawed and not supported by the evidence.

“We are very pleased by the Canadian Federal Court’s decision, once again, that the data submitted to support FIRDAPSE’s NOC in Canada was not adequately protected by the Minister due to its status as Innovative Drug. This is welcome news for our company and shareholders,” said Patrick J. McEnany, Chairman and Chief Executive Officer of Catalyst. “Together with our partner KYE Pharmaceuticals who share our passion for addressing the needs of LEMS patients in Canada, we are well prepared to help eligible patients obtain access to this important medicine. This milestone further demonstrates our continued commitment to help ensure that all LEMS patients have access to this innovative medicine both in the U.S. and Canada.”

About KYE Pharmaceuticals

KYE Pharmaceuticals is a private company headquartered in Canada focused on bringing medications to the Canadian market which fulfill clinically significant and unmet needs. KYE has licensed many innovative products and was founded on an entrepreneurial spirit that optimizes our team’s strengths and brings unique value to our partners, Canadian healthcare professionals, and, most importantly, its patients. For more information, please visit www.kyepharma.com.

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals is a commercial-stage, patient-centric biopharmaceutical company focused on in-licensing, developing, and commercializing novel high-quality medicines for patients living with rare diseases. With exceptional patient focus, Catalyst is committed to developing a robust pipeline of cutting-edge, first- or best-in-class medicines for other rare diseases. Catalyst’s New Drug Application for FIRDAPSE® (amifampridine) Tablets 10 mg for the treatment of adults with Lambert-Eaton myasthenic syndrome (“LEMS”) was approved in 2018 by the U.S. Food & Drug Administration (“FDA”), and FIRDAPSE is commercially available in the United States as a treatment for adults with LEMS. Further, Canada’s national healthcare regulatory agency, Health Canada, has approved the use of FIRDAPSE for the treatment of adult patients in Canada with LEMS. For more information, visit the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) whether KYE Pharmaceuticals can successfully commercialize FIRDAPSE® in Canada, (ii) whether any such commercialization of FIRDAPSE in Canada will be on a profitable basis, (iii) whether the decision of the Court will be appealed and overturned, (iv) whether Health Canada will approve Ruzurgi® in the future without reference to FIRDAPSE’s protected data, (v) the impact in the United States if an amifampridine product is purchased in Canada for use in the United States, and (vi) those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2020 and Catalyst’s other filings with the U.S. Securities and Exchange Commission (“SEC”), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Source: Catalyst Pharmaceuticals

Investor Contact

Mary Coleman

Catalyst Pharmaceuticals, Inc

mcoleman@catalystpharma.com

Media Contact

David Schull

Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com